Exhibit 24.1

POWER OF ATTORNEY

The undersigned directors and officers of Brunswick Corporation, a Delaware corporation (the “Corporation”), do hereby nominate, constitute and appoint Mark D. Schwabero, William L. Metzger and Christopher F. Dekker, and each of them individually, the true and lawful attorney or attorneys of the undersigned, with power to act with or without the other and with full power of substitution and resubstitution, to execute in the name and on behalf of the undersigned as directors and officers of the Company, the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2015 and any and all amendments thereto; and each of the undersigned hereby ratifies and approves all that said attorneys or any of them shall do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney in one or more counterparts on the date set opposite his or her name.

Capacity	Signature	Date

Chairman of the Board, Chief Executive Officer (Principal Executive Officer) and Director	/s/ MARK D. SCHWABERO Mark D. Schwabero	February 11, 2016

Director	/s/ NOLAN D. ARCHIBALD Nolan D. Archibald	February 11, 2016

Director	/s/ NANCY E. COOPER Nancy E. Cooper	February 11, 2016

Director	/s/ DAVID C. EVERITT David C. Everitt	February 11, 2016

Director	/s/ MANUEL A. FERNANDEZ Manuel A. Fernandez	February 11, 2016

Director	/s/ DAVID V. SINGER David V. Singer	February 11, 2016

Director	/s/ RALPH C. STAYER Ralph C. Stayer	February 11, 2016

Director	/s/ JANE L. WARNER Jane L. Warner	February 11, 2016

Director	/s/ J. STEVEN WHISLER J. Steven Whisler	February 11, 2016

Director	/s/ ROGER J. WOOD Roger J. Wood	February 11, 2016